Exhibit 99.1

Epiq Systems, Inc. Announces Third Quarter 2007 Results Led By 77% Growth
                       for Electronic Discovery


    KANSAS CITY, Kan.--(BUSINESS WIRE)--Oct. 23, 2007--Epiq Systems, Inc. (NASDAQ: EPIQ) today announced results of operations for the third quarter of 2007 with operating revenue (total revenue less operating revenue from reimbursed direct costs) of $39.2 million compared to $38.2 million for the second quarter of 2007 and $34.4 million for the same period last year. September 30, 2007 year-to-date operating revenue was $112.5 million compared to $161.1 million for the prior year. The third quarter of 2006 and September 30, 2006 year-to-date revenue reflects the recognition of $6.0 million and $59.7 million, respectively, of revenue which had been previously deferred from the periods in which the related services had been provided. An expanded discussion of operating revenue is provided below.

    Net income for the third quarter of 2007 was $2.4 million, or $0.07 per share compared to $1.8 million or $0.06 per share for the second quarter of 2007 and $2.7 million or $0.09 per share for the year ago quarter. The third quarter of 2006 reflects the recognition of $6.0 million of revenue which had been previously deferred from the periods in which the services had been provided. September 30, 2007 year-to-date net income was $4.4 million, or $0.14 per share compared to $37.2 million or $1.10 per share for the prior year. September 30, 2006 year-to-date net income reflects recognition of $59.7 million of revenue which had been previously deferred from the periods in which the related services had been provided. These items are included as adjustments for the non-GAAP financial measures provided below.

    Third quarter 2007 net cash provided by operating activities was $8.6 million compared to $6.0 million for the second quarter of 2007 and $5.2 million for the year ago quarter. September 30, 2007 year-to-date net cash provided by operations was $23.4 million compared to $23.6 million for the same period in the prior year. A condensed consolidated cash flow statement is provided below.

    Epiq Systems' management also evaluates the following non-GAAP financial measures: (i) non-GAAP operating revenue (operating revenue before reimbursed direct costs adjusted to include deferred revenue accounted for under SOP 97-2, "Software Revenue Recognition," in the period in which the services were provided and to exclude the revenue in the later period in which the deferred revenue is recognized), (ii) non-GAAP adjusted EBITDA (net income before interest/ financing, taxes, depreciation, amortization, share-based compensation, non-cash mark-to-market adjustments and acquisition-related expenses, adjusted to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it is recognized) and (iii) non-GAAP net income (net income before amortization of acquisition related intangibles, share-based compensation, non-cash mark-to-market adjustments, acquisition-related expenses, the effect of tax adjustments which are outside of our anticipated effective tax rate, capitalized loan fee amortization, and adjustments to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it is recognized, all net of tax). Reconciliation statements for non-GAAP financial measures are provided below.

    Non-GAAP operating revenue for the third quarter of 2007 was $39.2 million compared to $38.2 million for the second quarter of 2007 and $28.4 million for the same period last year. Non-GAAP operating revenue for the third quarter of 2006 excludes $6.0 million of revenue earned in previous periods but recognized during the quarter. September 30, 2007 year-to-date non-GAAP operating revenue was $112.5 million compared to $101.4 million for the prior year. September 30, 2006 year-to-date non-GAAP operating revenue excludes $59.7 million of revenue that was earned in previous periods but recognized during the year-to-date period.

    Third quarter 2007 non-GAAP adjusted EBITDA was $13.4 million, compared to $12.3 million for the second quarter of 2007 and increased 86% compared to $7.2 million for the year ago quarter. September 30, 2007 year-to-date non-GAAP adjusted EBITDA of $37.1 million increased 23% compared to $30.0 million for the same period in the prior year.

    Non-GAAP net income for the third quarter of 2007 was $4.5 million or $0.13 per share, compared to $4.2 million or $0.12 per share for the second quarter of 2007 and $1.0 million or $0.04 per share for the year ago quarter. September 30, 2007 year-to-date non-GAAP net income was $12.2 million or $0.36 per share, compared to $8.1 million or $0.26 per share for the prior year. September 30, 2007 year-to-date non-GAAP net income excludes $1.6 million in non-cash mark-to-market adjustments compared to $(0.2) million for the prior year, net of tax.

    Operating revenue for Electronic Discovery for the third quarter of 2007 was $13.0 million, compared to $12.2 million for the second quarter of 2007 and a 77% increase compared to $7.4 million for the year ago quarter. September 30, 2007 year-to-date operating revenue was $35.3 million, a 53% increase compared $23.0 million for the prior year. New client engagements combined with increased work for existing clients and expansion of the international business contributed to the increase in operating revenue for the third quarter of 2007. Non-GAAP adjusted EBITDA for Electronic Discovery was $6.1 million, compared to $6.5 million for the second quarter of 2007 and an 87% increase compared to $3.3 million in the year ago quarter. September 30, 2007 year-to-date non-GAAP adjusted EBITDA was $17.8 million, a 58% increase compared to $11.3 million in the prior year.

    Non-GAAP operating revenue for the Bankruptcy Trustee business for the third quarter of 2007 was $8.4 million, compared to $8.3 million in the second quarter of 2007 and $8.3 million for the year ago quarter. September 30, 2007 year-to-date non-GAAP operating revenue was $25.0 million, compared to $25.8 million in the prior year. Changes in revenue are related to ordinary fluctuations in total bankruptcy deposits and caseloads across all clients. Retention of existing clients remains extremely high and we closed a variety of new client engagements during the third quarter. Non-GAAP adjusted EBITDA for the Bankruptcy Trustee business was $5.5 million compared to $5.8 million in the second quarter of 2007 and $5.6 million for the year ago quarter. September 30, 2007 year-to-date non-GAAP adjusted EBITDA was $17.0 million, compared to $17.5 million in the prior year. Non-GAAP adjusted EBITDA fluctuations between the quarters are primarily related to changes in operating revenue resulting from ordinary fluctuations in deposits and caseloads across all clients.

    Operating revenue for Settlements & Claims (which includes Chapter 11 bankruptcy, class action and related business) for the third quarter of 2007 was $17.8 million compared to $17.6 million in the second quarter of 2007 and $12.7 million in the year ago quarter. September 30, 2007 year-to-date operating revenue was $52.1 million, compared to $52.6 million in the prior year. Non-GAAP adjusted EBITDA for Settlements & Claims was $7.1 million for the third quarter of 2007 compared to $5.0 million in the second quarter of 2007 and $2.6 million for the year ago quarter. September 30, 2007 year-to-date non-GAAP adjusted EBITDA was $17.1 million, compared to $12.9 million in the prior year.

    Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems stated, "We are very pleased to have concluded the quarter with record monthly revenue for electronic discovery. In addition to the significant increase compared with the prior year, we achieved sequential quarterly growth in both operating revenue and non-GAAP net income despite customary summertime seasonality.

    "We enter the fourth quarter with optimism, as every one of our segments has strong momentum. Our trustee services unit has won new business, and our settlement & claims business has been retained on our all-time largest multi-year individual client engagement. In electronic discovery, we continue to grow our customer relationships and introduce major enhancements to our proprietary software."

    Recent key events include:

    -- A major software release of DocuMatrix(TM), our eDiscovery software, and upgrades to our TCMS(R) and TCMSWeb bankruptcy trustee case management software.

    -- 40% growth in the number of electronic discovery client relationships since the end of 2006.

    -- A top-5 ranking for eDiscovery services to corporate customers on the 2007 Socha Gelbmann 5th Annual Electronic Discovery survey.

    -- Win of the company's all-time largest multi-year individual client engagement in the class action market.

    -- Filing of a $150.0 million shelf registration statement in August with the Securities Exchange Commission to support long-term strategic business expansion.

    -- Total bankruptcy filings have increased each quarter for each of the past five quarters.

    -- The Federal Reserve reported that both corporate debt and consumer credit increased compared to the prior year, reaching $6.0 trillion and $2.5 trillion, respectively, as of June 30, 2007.

    Conference Call

    The Company will host a conference call today at 3:30 p.m. central time to discuss these results. The Internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, call 888-459-5609 before 3:30 p.m. central time. The archive of the Internet broadcast will be available on the company's website until the next earnings update. A recording of the call will be available through November 30, 2007 beginning approximately two hours after the call ends. To access the replay, call 877-519-4471 and enter pin #9343160.

    Company Description

    Epiq Systems is a leading provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement. Our clients include leading law firms, corporate legal departments, bankruptcy trustees and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise. For more information, visit us online at www.epiqsystems.com.

    Forward-looking and Cautionary Statements

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "goal," "objective" and "potential." Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client's deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) risks associated with handling of confidential data and compliance with information privacy laws, (5) changes in pricing structures and arrangements, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with our indebtedness, (8) risks associated with the application of complex accounting rules to unique transactions, including the risk that good faith application of those rules and audits of those results may be later reversed by new interpretations of those rules or new views regarding the application of those rules, and (9) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (In thousands, except per share data)
                             (Unaudited)

                                  Three months ended Nine months ended
                                    September 30,      September 30,
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                  --------- -------- -------- --------

 REVENUE:
 Case management services          $26,536  $16,980  $71,069  $54,064
 Case management bundled products
  and services                       6,728   12,818   20,139   80,511
 Document management services        5,921    4,591   21,242   26,495
                                  --------- -------- -------- --------
   Operating revenue before
    reimbursed direct costs         39,185   34,389  112,450  161,070
 Operating revenue from
  reimbursed direct costs            5,662    4,643   17,730   16,676
                                  --------- -------- -------- --------
 Total Revenue                      44,847   39,032  130,180  177,746
                                  --------- -------- -------- --------

 OPERATING EXPENSES:
 Direct costs of services            9,355    8,299   30,101   33,427
 Direct costs of services -
  bundled                              998      961    2,782    2,976
 Reimbursed direct costs             5,593    4,685   17,625   16,852
 General and administrative         16,208   12,411   44,383   36,469
 Depreciation and software and
  leasehold amortization             3,272    2,633    9,071    7,424
 Amortization of identifiable
  intangible assets                  2,352    3,027    7,228    8,672
 Other operating expenses              565        -      565      250
                                  --------- -------- -------- --------
 Total Operating Expenses           38,343   32,016  111,755  106,070
                                  --------- -------- -------- --------

 INCOME FROM OPERATIONS              6,504    7,016   18,425   71,676
                                  --------- -------- -------- --------

 INTEREST EXPENSE (INCOME):
 Interest income                       (10)     (23)     (42)    (111)
 Interest expense                    2,168    2,523   10,615    9,215
                                  --------- -------- -------- --------
 Net Interest Expense                2,158    2,500   10,573    9,104
                                  --------- -------- -------- --------

 INCOME BEFORE INCOME TAXES          4,346    4,516    7,852   62,572

 PROVISION FOR INCOME TAXES          1,922    1,835    3,485   25,348
                                  --------- -------- -------- --------

 NET INCOME                         $2,424   $2,681   $4,367  $37,224
                                  ========= ======== ======== ========

 NET INCOME PER SHARE
  INFORMATION:
 Net income per share - Diluted      $0.07    $0.09    $0.14    $1.10
                                  ========= ======== ======== ========

 WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING - DILUTED              36,704   34,366   31,803   34,597
                                  ========= ======== ======== ========


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (Unaudited)

                                           September 30,  December 31,
                                               2007          2006
                                          -------------- -------------
                  ASSETS
ASSETS:
 Cash and cash equivalents                        $2,854        $5,274
 Trade accounts receivable, net                   36,219        33,066
 Property, equipment and leasehold
  improvements, net                               32,147        23,153
 Goodwill                                        260,933       260,609
 Other intangibles, net                           36,612        43,840
 Other                                            15,986        16,278
                                          -------------- -------------

 Total Assets                                   $384,751      $382,220
                                          ============== =============


   LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
 Accounts payable                                 $6,819        $7,930
 Indebtedness                                    139,484       154,361
 Other liabilities                                40,508        35,750
STOCKHOLDERS' EQUITY                             197,940       184,179
                                          -------------- -------------

 Total Liabilities and Stockholders'
  Equity                                        $384,751      $382,220
                                          ============== =============


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                             (Unaudited)

                                  Three months ended Nine months ended
                                    September 30,      September 30,
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                  --------- -------- -------- --------

CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income                         $2,424   $2,681   $4,367  $37,224
 Non-cash adjustments to net
  income:
 Depreciation and amortization       5,624    5,660   16,299   16,096
 Other, net                            728    1,981    3,597   24,670
 Changes in operating assets and
  liabilities, net                    (203)  (5,073)    (827) (54,415)
                                  --------- -------- -------- --------
 Net cash provided by operating
  activities                         8,573    5,249   23,436   23,575
                                  --------- -------- -------- --------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Cash paid for business
  combinations, net                      -     (101)       -   (3,586)
 Other                              (8,285)  (1,991) (15,348)  (8,502)
                                  --------- -------- -------- --------
 Net cash used in investing
  activities                        (8,285)  (2,092) (15,348) (12,088)
                                  --------- -------- -------- --------

CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Net payments on indebtedness       (1,902)  (6,923) (19,834) (23,643)
 Other                                 692      979    9,326    2,619
                                  --------- -------- -------- --------
 Net cash used in financing
  activities                        (1,210)  (5,944) (10,508) (21,024)
                                  --------- -------- -------- --------

NET DECREASE IN CASH AND CASH
 EQUIVALENTS                         $(922) $(2,787) $(2,420) $(9,537)
                                  ========= ======== ======== ========


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                RECONCILIATION OF OPERATING REVENUE TO
                      NON-GAAP OPERATING REVENUE
                           (In thousands)
                             (Unaudited)

                          Three months ended       Nine months ended
                     ---------------------------- --------------------
                     September   June   September September  September
                         30,      30,      30,        30,       30,
                        2007     2007     2006       2007      2006
                     ---------- ------- --------- ---------- ---------
OPERATING REVENUE
 BEFORE REIMBURSED
 DIRECT COSTS           $39,185 $38,171  $34,389    $112,450 $161,070

 Less:
 Deferred revenue
  (SOP 97-2)                  -       -   (6,027)          -  (59,674)
                     ---------- ------- --------- ---------- ---------

NON-GAAP OPERATING
 REVENUE                $39,185 $38,171  $28,362    $112,450 $101,396
                     ========== ======= ========= ========== =========

    Note: The adjustment reverses the effect of deferred revenue related to a specific 36 month Chapter 7 bankruptcy arrangement spanning October 2003 - September 2006. Throughout the 36 month fixed term of the arrangement the company provided services to clients and received ordinary course cash payments each month. However, based on the structure of this arrangement, SOP 97-2 required the deferral of substantially all revenue from the arrangement to the final two quarterly periods. A deferral of $66.1 million of revenue was reported through the first quarter of 2006, of which $60.1 million was recognized in the second quarter of 2006 and $6.0 million was recognized in the third quarter of 2006. Although revenue from the arrangement was deferred, under generally accepted accounting principles the related costs were not deferred but rather recognized as incurred. Revenue for arrangements in periods prior to October 2003 and for the current arrangement, which began October 1, 2006, are recognized in the period the services are provided.


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF BANKRUPTCY TRUSTEE OPERATING REVENUE TO BANKRUPTCY
                  TRUSTEE NON-GAAP OPERATING REVENUE
                            (In thousands)
                             (Unaudited)

                            Three months ended      Nine months ended
                        -------------------------- -------------------
                        September June   September September September
                           30,      30,     30,       30,       30,
                          2007     2007    2006      2007      2006
                        --------- ------ --------- --------- ---------
OPERATING REVENUE
 BEFORE
 REIMBURSED DIRECT
  COSTS                    $8,417 $8,329  $14,369    $25,012  $85,459

 Less:
 Deferred revenue (SOP
  97-2)                         -      -   (6,027)         -  (59,674)
                        --------- ------ --------- --------- ---------

NON-GAAP OPERATING
 REVENUE                   $8,417 $8,329   $8,342    $25,012  $25,785
                        ========= ====== ========= ========= =========


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                   RECONCILIATION OF NET INCOME TO
                       NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                             (Unaudited)

                           Three months ended       Nine months ended
                       --------------------------- -------------------
                       September  June   September September September
                          30,      30,      30,       30,       30,
                         2007     2007     2006      2007      2006
                       --------- ------- --------- --------- ---------

NET INCOME                $2,424  $1,794   $2,681     $4,367  $37,224

 Deferred revenue (SOP
  97-2)                        -       -   (6,027)         -  (59,674)
 Acquisition related
  expense                      -       -        -          -      250
 Depreciation and
  amortization             5,624   5,189    5,660     16,299   16,096
 Share-based
  compensation               795     703      579      1,809    1,671
 Expenses related to
  financing, net           2,158   3,320    2,500     10,573    9,104
 Mark-to-market
  interest rate floors       521       -        -        521        -
 Provision for income
  taxes                    1,922   1,328    1,835      3,485   25,348
                       --------- ------- --------- --------- ---------
                          11,020  10,540    4,547     32,687   (7,205)
                       --------- ------- --------- --------- ---------

NON-GAAP ADJUSTED
 EBITDA                  $13,444 $12,334   $7,228    $37,054  $30,019
                       ========= ======= ========= ========= =========


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
           RECONCILIATION OF SEGMENT PERFORMANCE MEASURE TO
             BANKRUPTCY TRUSTEE NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                             (Unaudited)

                          Three months ended       Nine months ended
                      --------------------------- --------------------
                      September  June   September September  September
                          30,      30,     30,        30,       30,
                         2007     2007    2006       2007      2006
                      ---------- ------ --------- ---------- ---------

SEGMENT PERFORMANCE
 MEASURE                  $5,485 $5,792  $11,639     $17,013  $77,133

 Deferred revenue
  (SOP 97-2)                   -      -   (6,027)          -  (59,674)
                      ---------- ------ --------- ---------- ---------

NON-GAAP ADJUSTED
 EBITDA                   $5,485 $5,792   $5,612     $17,013  $17,459
                      ========== ====== ========= ========== =========


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                   RECONCILIATION OF NET INCOME TO
                         NON-GAAP NET INCOME
                            (In thousands)
                             (Unaudited)

                          Three months ended       Nine months ended
                     ---------------------------- --------------------
                     September   June   September September  September
                         30,      30,      30,        30,       30,
                        2007     2007     2006       2007      2006
                     ---------- ------- --------- ---------- ---------

NET INCOME               $2,424 $1,794    $2,681      $4,367  $37,224

Plus (net of tax):
 Deferred revenue
  (SOP 97-2)                  -      -    (3,646)          -  (36,103)
 Amortization of
  acquisition
  intangibles             1,423  1,423     1,831       4,373    5,247
 Share-based
  compensation              504    444       374       1,170    1,091
 Acquisition related
  expense                     -      -         -           -      151
 Effective tax rate          67     (2)        -         132        -
 Loan fee
  amortization               80    216       222         534      663
 Mark-to-market
  adjustments                31    314      (441)      1,640     (168)
                     ---------- ------- --------- ---------- ---------
                          2,105  2,395    (1,660)      7,849  (29,119)
                     ---------- ------- --------- ---------- ---------

NON-GAAP NET INCOME      $4,529 $4,189    $1,021     $12,216   $8,105
                     ========== ======= ========= ========== =========


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                       RECONCILIATION OF EPS TO
                             NON-GAAP EPS
                             (Unaudited)

                           Three months ended      Nine months ended
                       -------------------------- --------------------
                       September  June  September September  September
                           30,     30,     30,        30,       30,
                          2007    2007    2006       2007      2006
                       ---------- ----- --------- ---------- ---------

EPS (on a diluted
 basis)                     $0.07 $0.06    $0.09       $0.14    $1.10

Plus (net of tax):
 Deferred revenue (SOP
  97-2)                         -     -    (0.11)          -    (1.04)
 Amortization of
  acquisition
  intangibles                0.05  0.03     0.05        0.13     0.15
 Share-based
  compensation               0.01  0.01     0.01        0.03     0.03
 Acquisition related
  expense                       -     -        -           -        -
 Effective tax rate             -     -        -           -        -
 Loan fee amortization          -  0.01     0.01        0.01     0.02
 Mark-to-market
  adjustments                   -  0.01    (0.01)       0.05        -
                       ---------- ----- --------- ---------- ---------
                             0.06  0.06    (0.05)       0.22    (0.84)
                       ---------- ----- --------- ---------- ---------

NON-GAAP EPS (on a
 diluted basis)             $0.13 $0.12    $0.04       $0.36    $0.26
                       ========== ===== ========= ========== =========


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                           NON-GAAP REVENUE
                            (In thousands)
                             (Unaudited)

                      Three months ended           Nine months ended
               ------------------------------- -----------------------
               September    June   September   September   September
                   30,       30,       30,         30,         30,
                  2007      2007      2006        2007        2006
               ----------- ------- ----------- ----------- -----------

 Electronic
  Discovery        $13,003 $12,224      $7,354     $35,339     $23,046
 Bankruptcy
  Trustee            8,417   8,329       8,342      25,012      25,785
 Settlements &
  Claims            17,765  17,618      12,666      52,099      52,565
               ----------- ------- ----------- ----------- -----------

NON-GAAP
 OPERATING
 REVENUE
 BEFORE
 REIMBURSED
 DIRECT COSTS      $39,185 $38,171     $28,362    $112,450    $101,396
               =========== ======= =========== =========== ===========


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                       NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                             (Unaudited)

                           Three months ended       Nine months ended
                      ---------------------------- -------------------
                      September June 30, September September September
                         30,                30,       30,       30,
                        2007      2007     2006      2007      2006
                      --------- -------- --------- --------- ---------

 Electronic Discovery   $6,111   $6,454    $3,264   $17,776   $11,270
 Bankruptcy Trustee      5,485    5,792     5,612    17,013    17,459
 Settlements & Claims    7,108    5,033     2,580    17,125    12,891
 Unallocated            (5,260)  (4,945)   (4,228)  (14,860)  (11,601)
                      --------- -------- --------- --------- ---------

TOTAL NON-GAAP
 ADJUSTED EBITDA       $13,444  $12,334    $7,228   $37,054   $30,019
                      ========= ======== ========= ========= =========


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                           EPS CALCULATION
                (In thousands, except per share data)
                             (Unaudited)

                            Three months ended       Nine months ended
                       --------------------------- -------------------
                       September  June   September September September
                          30,      30,      30,       30,       30,
                         2007    2007(a)   2006     2007(a)    2006
                       --------- ------- --------- --------- ---------


NET INCOME                $2,424  $1,794    $2,681    $4,367   $37,224
 Interest expense
  adjustment for
  convertible debt           305       -       305         -       904
                       --------- ------- --------- --------- ---------

ADJUSTED FOR DILUTED
 CALCULATION              $2,729  $1,794    $2,986    $4,367   $38,128
                       ========= ======= ========= ========= =========

DILUTED WEIGHTED
 AVERAGE SHARES           30,185  29,848    29,162    29,770    29,057
 Adjustment to reflect
  stock options            2,233   2,132       918     2,033     1,254
 Adjustment to reflect
  convertible debt
  shares                   4,286       -     4,286         -     4,286
                       --------- ------- --------- --------- ---------

ADJUSTED FOR DILUTED
 CALCULATION              36,704  31,980    34,366    31,803    34,597
                       ========= ======= ========= ========= =========

NET INCOME PER SHARE -
 DILUTED                   $0.07   $0.06     $0.09     $0.14     $1.10
                       ========= ======= ========= ========= =========

(a) Convertible debt is antidilutive and therefore excluded from EPS calculation.

    CONTACT: Epiq Systems, Inc.
             Mary Ellen Berthold, 913-621-9500
             ir@epiqsystems.com